                                                                    Exhibit 99.4

                      INTERNATIONAL SAVINGS PORTFOLIO LTD.
                                ST. ANNALGASSE 16
                                    CH ZURICH
                                   SWITZERLAND


                                          July 30, 1997


PlayNet Technologies, Inc.
One Maritime Plaza
San Francisco, CA 94111

Attention: Mr. Shmuel Cohen


Dear Mr. Cohen:

      This is to confirm that International Savings Portfolio Ltd. has commited to raise the sum of $2,000,000 for PlayNet Technologies, Inc. ("PlayNet") through the sale of PlayNet's securities in a transaction or transactions exempt from the registration requirements of the Securities Act of 1933 upon terms agreed by us and PlayNet.

      It has been agreed that the sum of $2,000,000 will be advanced to the Company by us no later than five (5) days from the date hereof to be credited against sums to be paid to the Company in respect of securities sold by the Company through us.

                                    Very truly yours,

                                    INTERNATIONAL SAVINGS PORTFOLIO LTD.

                                    By:  /S/ Larry Skolnik